FOR IMMEDIATE RELEASE Contact: John Fuller, Chief Financial Officer 760-929-8226

RUBIO’S® RESTAURANTS, INC. REPORTS 15% INCREASE IN 1ST QUARTER EARNINGS

CARLSBAD, CA - May 2, 2005 - Rubio's® Restaurants, Inc. (NASDAQ: RUBO) today announced financial results for the first quarter ended March 27, 2005. Comparable results for the first quarter ended March 28, 2004 have been restated to reflect the Company’s previously announced change in its lease accounting.

First Quarter Highlights

•	Net income increased 15.1% to $489,000, a first quarter record, as compared to net income of $425,000 in the first quarter 2004.
•	Earnings per share was $0.051 per diluted share as compared to $0.046 per diluted share in the first quarter of 2004.
•	Comparable store sales decreased 1.0%.
•	Revenues rose 0.7% to $33.8 million, a first quarter record, from $33.5 million for the first quarter 2004.
•	Average unit volumes for the trailing four quarters was $939,000.
•	Restaurant operating cash flow margins were 16.6% as compared to 16.2% in the same quarter last year.
•	EBITDA increased by 7.1% to $2.7 million as compared to $2.5 million in the first quarter 2004.

Executive Commentary

Sheri Miksa, President and Chief Executive Officer, said, “We are pleased to report Q1 earnings which exceeded last year. While we are disappointed with our quarterly comp sales, which were adversely affected by record rainfall in California, we are happy to report record quarterly revenues for Q1. Also, I am pleased to report that we have revised our new store estimate for 2005 from four new units to eight.”

Non-GAAP Term Definitions

Restaurant operating cash flow margins are used by the Company to evaluate the performance of its restaurants and are calculated by dividing restaurant sales less cost of sales and restaurant labor, occupancy and other expenses by restaurant sales.

EBITDA is a typical non-GAAP measure - i.e., a measure calculated and presented on the basis of methodologies other than in accordance with accounting principles generally accepted in the U.S. or “GAAP” for companies that issue public debt and certain valuation models used by investors. Although the Company has not historically provided EBITDA in its regular periodic financial press releases and has no debt, we believe the inclusion of EBITDA as a financial measure of the Company’s performance is useful to its investors and securities analysts as a factor in their analysis of the Company. The Company uses EBITDA in consideration of funding requirements for future development and other needs. EBITDA is not a recognized term under GAAP and does not purport to be an alternative to income from operations or net income, an indicator of cash flows from operations, or a measure of liquidity. The Company calculates EBITDA as operating income (loss) plus depreciation and amortization, asset impairment and store closure expense (reversal), and (gain) loss on disposal/sale of property.

Conference Call

The Company will host a conference call on Tuesday, May 3, 2005 at 8:00 a.m. - Pacific Time to discuss the financial results. For those wishing to listen, the conference call will be broadcast live over the Internet at www.vcall.com. A recording of the conference call will also be available for twelve months through our website, www.rubios.com, under the Investor Relations section by clicking on www.vcall.com.

About Rubio's® Restaurants, Inc.

Rubio's Fresh Mexican GrillSM (NASDAQ:RUBO) is the innovator of the Affordable Fast Casual Fresh Mexican Grill segment. Fresh, flavorful, bold, distinctive Baja-inspired food is the hallmark of Rubio's Fresh Mexican Grill. Rubio's® success was built on the "World Famous Fish Taco" and has grown to include a variety of craveable, grilled foods featuring lobster, Mahi-Mahi, shrimp, all white meat chicken, and lean carne asada (steak), slow-roasted carnitas (pork), fresh-made guacamole, and our famous salsas. The Fresh & Affordable MenuSM includes Street TacosSM, Street BurritosSM, salads and bowls, tacos, quesadillas, burritos, lower fat, HealthMex® products with less than 20% of calories from fat, low-carb salads along with a variety of “everyday affordable” Meal DealsSM and Mexican and domestic beer in most locations. Each restaurant design is reminiscent of Baja, Mexico's relaxed, warm and inviting atmosphere. Headquartered in Carlsbad, California, Rubio's operates, licenses or franchises more than 150 restaurants in California, Arizona, Oregon, Colorado, Utah and Nevada. More information can be found at www.rubios.com.

Safe Harbor Disclosure

Some of the information in this press release or the related conference call may contain forward-looking statements regarding future events or the future financial performance of the Company. Please note that any statements that may be considered forward-looking are based on projections, that any projections involve judgment, and that individual judgments may vary. Moreover, these projections are based only on limited information available to us now, which is subject to change. Although those projections and the factors influencing them will likely change, we are under no obligation to inform you if they do. Actual results may differ substantially from any such forward looking statements as a result of various factors, many of which are beyond our control, including, among others, comparable store sales growth and revenues, increased product costs, labor expense and other restaurant costs, the success of our promotions and marketing strategies, our ability to recruit and retain qualified personnel, adverse effects of weather, adequacy of reserves related to closed stores or stores to be sold, increased depreciation, asset write downs, or implementation costs related to the Rubio’s marketing and concept positioning initiatives, our ability to manage ongoing and unanticipated costs, such as costs to comply with the Sarbanes-Oxley Act and other regulatory initiatives, litigation costs, fluctuations in earnings growth on a quarterly basis, our ability to implement a franchise strategy, our ability to open additional or maintain existing restaurants in the coming periods and the effects of ever-increasing competition. These and other factors can be found in our filings with the SEC including, without limitation, in the “Risk Factors” section of our most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q. The Company undertakes no obligation to release publicly the results of any revision to these forward-looking statements to reflect events or circumstances following the date of this release.

Rubio’s is a registered trademark of Rubio’s Restaurants, Inc.

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RUBIO'S RESTAURANTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	For the Thirteen Weeks Ended
	March 27, 2005	March 28, 2004
		(restated)

RESTAURANT SALES	$33,698	$33,503
FRANCHISE AND LICENSING REVENUES	59	34
TOTAL REVENUES	33,757	33,537

COST OF SALES	9,110	9,152
RESTAURANT LABOR, OCCUPANCY AND OTHER	19,003	18,911
GENERAL AND ADMINISTRATIVE EXPENSES	2,942	2,903
DEPRECIATION AND AMORTIZATION	1,935	1,818
PRE-OPENING EXPENSES	49	94
ASSET IMPAIRMENT AND STORE CLOSURE EXPENSE (REVERSAL), NET	0	(10)
LOSS ON DISPOSAL/SALE OF PROPERTY	3	3

OPERATING INCOME	715	666
OTHER INCOME, NET	82	42

INCOME BEFORE INCOME TAXES	797	708
INCOME TAX EXPENSE	(308)	(283)

NET INCOME	$489	$425

NET INCOME PER SHARE:
Basic	$0.053	$0.047
Diluted	$0.051	$0.046

SHARES USED IN CALCULATING NET
INCOME PER SHARE:
Basic	9,311	9,105
Diluted	9,679	9,185

	Percentage of Total Revenues
	For the Thirteen Weeks Ended
	March 27, 2005	March 28, 2004

TOTAL REVENUES	100.0%	100.0%

COST OF SALES (1)	27.0%	27.3%
RESTAURANT LABOR, OCCUPANCY AND OTHER (1)	56.4%	56.4%
GENERAL AND ADMINISTRATIVE EXPENSES	8.7%	8.7%
DEPRECIATION AND AMORTIZATION	5.7%	5.4%
PRE-OPENING EXPENSES	0.1%	0.3%
ASSET IMPAIRMENT AND STORE CLOSURE EXPENSE (REVERSAL), NET	0.0%	0.0%
LOSS ON DISPOSAL/SALE OF PROPERTY	0.0%	0.0%
OPERATING INCOME	2.1%	2.0%
OTHER INCOME, NET	0.2%	0.1%
INCOME BEFORE INCOME TAXES	2.4%	2.1%
INCOME TAX EXPENSE	-0.9%	-0.8%
NET INCOME	1.4%	1.3%

(1) As a percentage of the related sales and/or revenues

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	March 27, 2005	December 26, 2004

CASH AND SHORT-TERM INVESTMENTS	$13,878	$12,505
OTHER CURRENT ASSETS	4,555	4,183
PROPERTY - NET	30,672	31,596
LONG-TERM INVESTMENTS	3,546	3,553
OTHER ASSETS	6,058	5,351
TOTAL ASSETS	$58,709	$57,188

CURRENT LIABILITIES	$13,027	$11,756
OTHER LIABILITIES	5,283	5,692
STOCKHOLDERS' EQUITY	40,399	39,740
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$58,709	$57,188

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
For the quarter ended March 28, 2004	As previously reported	Adjustments	As restated
(in thousands, except per share data)

RESTAURANT LABOR, OCCUPANCY AND OTHER	19,039	(128)	18,911
DEPRECIATION AND AMORTIZATION	1,486	332	1,818
PRE-OPENING EXPENSES	53	41	94
OPERATING INCOME (LOSS)	911	(245)	666
INCOME TAX (EXPENSE) BENEFIT	(381)	98	(283)
NET INCOME (LOSS)	572	(147)	425
NET INCOME (LOSS) PER SHARE:
Basic	$0.063	$(0.016)	$0.047
Diluted	$0.062	$(0.016)	$0.046